Exhibit 99.1




                        REPORT OF INDEPENDENT ACCOUNTANTS

The Partners of Engelhard/ICC

We have audited the accompanying balance sheets of Engelhard/ICC (Partnership) as of December 31, 1997 and 1996, and the related statements of operations, changes in partners' capital and cash flows for the years ended December 31, 1997, 1996 and 1995. These financial statements are the responsibility of the Partnership's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Engelhard/ICC as of December 31, 1997 and 1996, the results of its operations and its cash flows for the years ended December 31, 1997, 1996 and 1995 in conformity with generally accepted accounting principles.

As more fully described in Notes 1 and 15, on February 27, 1998, the Partners terminated the Partnership and divided its net assets into two separate limited partnerships.



COOPERS & LYBRAND L.L.P.

2400 Eleven Penn Center
Philadelphia, Pennsylvania

March 20, 1998

                                 ENGELHARD/ICC
                                 BALANCE SHEETS


                                                                              December 31,           December 31,
                                                                                  1997                   1996
                                                                              ------------           ------------
                                        ASSETS
Current assets:
        Cash and cash equivalents                                             $   275,717            $ 1,192,997
        Accounts receivable, net of allowance for doubtful accounts
           of $444,823 and $39,786, respectively                                2,118,138              2,623,769
        Accounts receivable - ICC Technologies, Inc.                               17,720                 17,035
        Inventories                                                             3,061,684              4,570,952
        Prepaid expenses and other                                                 79,859                278,762
                                                                              -----------           ------------
                        Total current assets                                    5,553,118              8,683,515
Property, plant and equipment, net                                              9,496,897              7,990,125
Cash held in escrow                                                                15,010                307,476
Purchased intangibles, net                                                        866,116                991,883
Other assets, net                                                                 830,469                986,232
                                                                              -----------           ------------
                                Total assets                                   16,761,610           $189,959,231
                                                                              ===========           ============

                           LIABILITIES AND PARTNERS' CAPITAL
Current liabilities:
        Short-term loan                                                         2,750,000              2,750,000
        Current portion of long term debt                                          69,557                 64,529
        Accounts Payable:
                Trade                                                             965,755              1,404,366
                Engelhard Corporation                                                   0                298,084
        Accrued liabilities                                                     3,802,839                481,230
                                                                              -----------            -----------
                        Total current liabilities                               7,588,151              4,998,209
                                                                              -----------            -----------
Long-term debt                                                                  8,629,128              8,642,330
                                                                              -----------            -----------

Partners' capital                                                                 544,331              5,318,692
                                                                              -----------            -----------
        Total liabilities and partners' capital                               $16,761,610            $18,959,231
                                                                              ===========            ===========


    The accompanying notes are an integral part of the financial statements.

                                 ENGELHARD/ACC
                            STATEMENTS OF OPERATIONS
              for the years ended December 31, 1997, 1996 and 1995


                                                      1997             1996              1995
                                                 ------------      ------------      ------------
Revenues                                         $ 12,239,012      $ 10,504,609      $  8,944,279
Cost of goods sold                                 17,460,782        13,776,459        10,883,995
                                                 ------------      ------------      ------------
                Gross loss                         (5,221,770)       (3,271,850)       (1,939,716)
                                                 ------------      ------------      ------------
Operating expenses:
        Marketing                                   4,105,228         3,563,817         3,412,008
        Engineering                                 2,074,295         1,053,809           936,415
        Research and development                      901,523         1,055,758         1,133,780
        General and administrative                  3,940,813         3,207,460         2,440,722
                                                 ------------      ------------      ------------
                Total operating expenses           11,021,859         8,880,844         7,922,925
                                                 ------------      ------------      ------------
                        Loss from operations      (16,243,629)      (12,152,694)       (9,862,641)
                                                 ------------      ------------      ------------
Interest:
        Interest income                                54,472            94,766            50,679
        Interest expense                             (535,204)         (531,736)         (760,261)
                                                     (480,732)         (436,970)         (709,582)
                                                 ------------      ------------      ------------

Net loss                                         $(16,724,361)     $(12,589,664)     $(10,572,223)
                                                 ============      ============      ============

    The accompanying notes are an integral part of the financial statements.

                                 ENGELHARD/ICC
                   STATEMENTS OF CHANGES IN PARTNERS' CAPITAL
              for the years ended December 31, 1997, 1996 and 1995

Partners' capital, December 31, 1994                               $  3,480,579
Conversion of general partners' loan to partners' capital             5,000,000

Capital contributions                                                 6,000,000
Net loss                                                            (10,572,223)
                                                                   ------------
Partners' capital, December 31, 1995                                  3,908,356
Capital contributions                                                14,000,000
Net loss                                                            (12,589,664)
                                                                   ------------
Partners' capital, December 31, 1996                                  5,318,692
Capital contributions                                                11,950,000
Net loss                                                            (16,724,361)
                                                                   ------------
Partners' capital, December 3 1, 1997                              $    544,331
                                                                   ============


    The accompanying notes are an integral part of the financial statements.

                                 ENGELHARD/ICC
                            STATEMENTS OF CASH FLOWS
              for the years ended December 31, 1997, 1996 and 1995

                                                                               1997              1996                1995
                                                                          ------------       ------------       ------------
Cash flows from operating activities:
   Net loss                                                               $(16,724,361)      $(12,589,664)      $(10,572,223)

   Adjustments to reconcile net loss to net cash used in
   operating activities:
     Depreciation and amortization                                           1,557,739          1,349,057          1,100,898
     Provision for doubtful accounts                                           443,356             40,000             31,104
     Provisions for inventory obsolescence and valuation                     1,278,040            941,030            600,000
     Write-off of equipment and other assets                                   446,838             23,471                  0
     Gain on sale of assets                                                    (18,000)                 0                  0
     (Increase) decrease in:
             Receivables                                                       111,885           (606,349)        (1,424,973)
             Inventories                                                       231,228         (2,126,857)        (1,545,616)
             Prepaid expenses and other                                        198,903           (119,823)           (83,103)
     Increase (decrease) in:
             Accounts payable                                                 (457,577)           604,077           (509,281)
             Payables to ICC Technologies, Inc.                                (31,191)          (178,008)            36,878
             Payables to Engelhard Corporation                                (298,996)            93,548            141,697
             Accrued expenses and other liabilities                          3,322,380            127,634            119,368
                                                                          ------------       ------------       ------------
                     Net cash used in operating activities                  (9,939,756)       (12,441,884)       (12,105,25l)
                                                                          ------------       ------------       ------------

Cash flows from investing activities:
     Purchases of property, plant and equipment                             (3,087,444)          (928,644)        (1,257,464)
     Purchases of intangibles                                                 (142,371)          (346,327)          (134,244)
     Proceeds from sale of assets                                               18,000                  0                  0
     Cash held in escrow                                                       292,466            558,268           (865,744)
                                                                          ------------       ------------       ------------
                             Net cash used in investing activities          (2,919,349)          (716,703)        (2,257,452)
                                                                          ------------       ------------       ------------

Cash flows from financing activities:
     Proceeds from long-term debt                                               40,458             57,072             69,956
     Repayments of long-term debt                                              (48,633)           (51,968)           (43,245)
     Proceeds from issuance of bonds                                                 0                  0          8,500,000
     Bond issuance costs                                                             0                  0           (215,979)
     Capital contributions by general partners                              11,950,000         14,000,000          6,000,000
     Proceeds from short-term debt                                                   0                  0          2,750,000
     Repayment of notes payable to general partners                                  0                  0         (3,000,000)
                                                                          ------------       ------------       ------------
                             Net cash provided by financing activities      11,941,825         14,005,104         14,060,732
                                                                          ------------       ------------       ------------
Net increase (decrease) in cash and cash equivalents                          (917,280)           846,517           (301,971)
Cash and cash equivalents, beginning of period                               1,192,997            346,480            648,451
                                                                          ------------       ------------       ------------
Cash and cash equivalents, end of period                                  $    275,717       $  1,192,997       $    346,480
                                                                          ============       ============       ============

    The accompanying notes are an integral part of the financial statements.

                                  ENGELHARD/ICC

                          NOTES TO FINANCIAL STATEMENTS

         (1)          BUSINESS:

         Partnership Operations and Restructuring

         Engelhard/ICC (the "Partnership") is a Pennsylvania general partnership. The Partnership is engaged in the business of designing, manufacturing and marketing climate control systems to supplement or replace conventional air conditioning systems. The Partnership currently markets its systems to certain targeted applications within the commercial air conditioning market primarily in North America and Asia-Pacific. On February 7, 1994, ICC Technologies, Inc. ("ICC") and Engelhard Corporation ("Engelhard"), through their respective subsidiaries (the "general partners"), formed the Partnership.

         On February 27, 1998, ICC and Engelhard restructured the Partnership (the "Restructuring"). The Partnership was terminated and its net assets were divided into two separate operating limited partnerships, one to manufacture and market complete, Active Climate Control Systems under the name Fresh Air Solutions, LP and the other to manufacture and market heat-exchange and desiccant coated wheel-shaped rotors, which are components of the climate control systems, under the name Engelhard HexCore, LP. ICC has a 90% ownership interest and control of Fresh Air Solutions, LP. Engelhard retains a 10% interest in Fresh Air Solutions. Engelhard has an 80% ownership interest and control of Engelhard HexCore LP. ICC retains a 20% equity interest in Engelhard HexCore, LP. Fresh Air Solutions will purchase rotors exclusively from Engelhard HexCore, LP. Engelhard will continue its guarantee of the lease on Fresh Air Solutions, LP's facility until April 2002 (Note 15) and will continue to guarantee $2,000,000 of Fresh Air Solutions, LP's debt with the guarantee being reduced to $1,000,000 after February 1999 and completely terminated after February 2000. Going forward, the financial statements of Fresh Air Solutions and Engelhard HexCore will be consolidated into their majority owners' financial statements, ICC and Engelhard respectively.

         In connection with the Restructuring, Engelhard HexCore and Fresh Air Solutions entered into a rotor supply agreement whereby Engelhard HexCore will supply Fresh Air Solutions with its heat-exchange and desiccant rotor requirements. Fresh Air Solutions will be obligated to purchase its rotor requirements from Engelhard HexCore. All rotors will be sold at prices which are lower than the best price Engelhard HexCore offers to other customers. The rotor supply agreement is for a period of fifteen years. Furthermore, Engelhard HexCore and Fresh Air Solutions entered into reciprocal technology license agreements whereby nonexclusive, royalty free, perpetual license with the further right to sublicense, technology related to Engelhard HexCore and Fresh Air Solutions subject to patents or patent applications existing or filed within one year of the Restructuring. Fresh Air Solutions was also granted a royalty free license to use "Engelhard" as part of the "Engelhard/ICC" mark for a thirty month period following the Restructuring. See note 15 for financial information related to Fresh Air Solutions and Engelhard HexCore.

 (2)     SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

         Basis of Presentation

         The financial statements have been prepared on the accrual basis of accounting and include the accounts of the Partnership for the years ended December 31, 1997, 1996 and 1995. Subsequent to 1997, the Partnership was restructured (Note 1 and Note 15) into two separate limited partnerships.

         Cash and Cash Equivalents

         The Partnership considers all highly liquid investments with an original maturity of three months or less to be cash equivalents for the purpose of determining cash flows. The carrying amount approximates fair value due to the short-term maturity of these instruments.

         Inventories

         Inventories are valued at the lower of cost (first-in, first-out) or market.

         Property, Plant and Equipment

         Property, plant and equipment are stated at cost. Assets under capital lease are recorded at the present value of the future lease payments. Costs of major additions and improvements are capitalized and replacements, maintenance and repairs, which do not improve or extend the life of the respective assets, are charged to operations as incurred.

         When an asset is sold, retired or otherwise disposed of, the cost of the property and equipment and the related accumulated depreciation are removed from the respective accounts, and any resulting gains or losses are reflected in operations.

         Depreciation is computed using the straight-line method over the estimated useful lives of the assets. Leased assets under capital leases are amortized over the period of the lease or the service lives of the improvements, whichever is shorter, using the straight-line method.

         Purchased Intangible Assets

         Purchased intangible assets, consisting primarily of a license agreement acquired in connection with the acquisition of certain assets (See note 6), are amortized over ten years using the straight-line method.

         Patents

         Patents are amortized over their estimated useful lives, not exceeding seventeen years, using the straight-line method.

         Bond Issuance Costs

         Bond issuance costs are deferred and amortized over the life of the bonds using the straight-line method. Amortization of bond issuance costs is included in interest expense.

         Income Taxes

         Partnership income, if any, is taxable to the general partners. Accordingly, no provision for income taxes has been made by the Partnership.

         Revenue Recognition

         Revenues are recognized when equipment is shipped for equipment sales contracts, and when equipment is installed and operating for installation contracts. Maintenance service revenue is recognized when services provided are complete. Processing fees for fabricating raw materials into substrate are recognized in revenue in the period the substrate material is shipped.

         Research and Development Costs

         Research and development costs are expensed as incurred. Research and development costs amounted to approximately $902,000, $953,000 and $1,134,000 for the years ended December 31, 1997, 1996, and 1995, respectively.

         Warranties

         The Partnership`s warranty on its equipment is for eighteen months from date of shipment or one year from date of original installation, except for desiccant or thermal rotors which are warranted for five years from the date of shipment. The Partnership records a reserve for the estimated cost of repairing or replacing any faulty equipment covered under the Partnership's warranty. During 1997, the Partnership identified odor creation problems and other quality control issues related to certain units it manufactured. As a result, management recorded a provision of $2.2 million related to expenses to be incurred to address these problems.

         Concentration of Credit Risk

         The Partnership invests its cash primarily in deposits with major banks. At times, these deposits may be in excess of federally insured limits. The Partnership has sold its equipment and services to end-users in the retail industry, primarily in the continental United States and Asia-Pacific rim. Concentration of credit risk with respect to trade receivables is moderate due to the relatively diverse customer base. At December 31, 1997, the Partnership had trade receivables of approximately $1,000,124 from one customer. During 1997, revenues from this customer amounted to approximately $5.8 million, which represents approximately 48% of the Partnership revenues. Trade receivables from this customer were current at December 31, 1997. Ongoing credit evaluations of customers' financial condition are performed and generally no collateral is required. The Partnership maintains reserves for potential credit losses and such losses, in the aggregate, have not exceeded management's expectations. The partnership does not anticipate non performance by any of the counterparties that have been granted credit or hold instruments.

         Use of Estimates

         The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

         Long-lived Assets

         In accordance with the Statement of Financial Accounting Standards SFAS No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of," the Partnership reviews long-lived assets and certain identifiable intangibles for impairment whenever events or changes in circumstances indicate that the carrying amount of the asset may not be recoverable. The Partnership is not aware of any events or change in circumstances which indicate the existence of an impairment of assets which would be material to the Partnership's financial position or results of operatons.

 (3)     INVENTORIES:

         Inventories comprise the following:

                                                      December 31,  December 31,
                                                          1997          1996
                                                      ------------  ------------

         Raw materials and purchased parts            $ 1,721,311   $ 2,013,913
         Work-in-process                                1,504,116     1,547,641
         Finished goods                                   309,128     1,591,228
                                                      -----------   -----------
                                                        3,534,555     5,152,782

         Less: Allowance for inventory obsolescence      (472,871)     (581,830)
                                                      ===========   ===========
                                                      $ 3,061,684   $ 4,570,952
                                                      ===========   ===========


         Inventory is net of an allowance for inventory obsolescence of $472,871, and $581,830 as of December 31, 1997 and 1996, respectively. The Partnership recorded provisions of $1,278,040 and $941,000 for inventory obsolescence and valuation which have been included in cost of goods sold in the statements of operations for 1997 and 1996, respectively. In 1997 and 1996, the Partnership wrote-off approximately $1,387,000 and $449,000, respectively, of obsolete inventory against the allowance for inventory obsolescence.

         Raw materials purchased from Engelhard amounted to approximately $155,000, $272,000 and $86,000 for the years ended December 31, 1997,
         1996 and 1995, respectively.

         The Partnership designs, manufactures and markets desiccant based climate control systems which have not yet achieved consistent sales levels and consistent product mix. The Partnership's products are also subject to change due to technological improvements. Consequently, the Partnership may from time to time have inventory levels in excess of its short-term needs. Items in inventory may become obsolete due to changes in technology or product design. Management has developed a program to monitor inventory levels; however, it is possible that a material loss could ultimately result in the disposal of excess inventory or due to obsolescence.

(4)      PROPERTY, PLANT AND EQUIPMENT:

         Property, plant and equipment, net, consist of the following at December 31:

                                                        1997            1996
                                                    ------------    -----------


          Land                                      $   390,000    $   390,000
          Building                                    1,805,741      1,779,721
          Machinery and equipment                     9,740,532      7,607,702
          Furniture, fixtures and
            leasehold improvements                    1,113,589        794,912
                                                    -----------    -----------
                                                     13,049,862     10,572,335
          Less- accumulated depreciation             (3,552,965)    (2,582,210)
                                                    -----------    -----------
                                                    $ 9,496,897    $ 7,990,125
                                                    ===========    ===========

(5)      OTHER ASSETS:

         Other assets consist of the following at December 31:

                                                     1997            1996
                                                  ----------      ----------

          Patents and Trademarks                  $  767,478      $  877,623
          Bond Issue Costs                           219,483         219,483
          Deposits                                       410          33,854
          Other                                       24,217           2,000
                                                  ----------      ----------
                                                   1,011,588       1,132,960
          Accumulated amortization                  (181,119)       (146,728)
                                                  ----------      ----------
                                                  $  830,469       $ 986,232
                                                  ==========      ==========


(6)      ASSET ACQUISITION:


         On December 1, 1994, the Partnership acquired for approximately $8.2 million in cash, real property and substantially all other manufacturing assets of an existing manufacturing facility located in Miami, Florida from Ciba-Geigy Corporation ("Ciba"), which currently produces the small cell, honeycomb structures that are the base material of the desiccant and thermal rotors that are an integral part of the Partnership's products. The former Ciba plant produced primarily large cell substrate which the Partnership is prohibited to produce or sell other than to Ciba. The Partnership also acquired, as part of the transaction, an exclusive technology license to use Ciba's proprietary process which is necessary to manufacture such small cell, honeycomb structures. Assets acquired consisted of approximately: $6.9 million of Plant, Property and Equipment and $1.3 million of intangibles.

         To finance the acquisition, the general partners each lent to the Partnership $4,000,000 ("General Partners' Loan") bearing interest payable monthly at the Prime Rate plus 1%. In April 1995, the Partnership obtained financing from the issuance of $8,500,000 of industrial development revenue bonds (see note 8). In 1995, the proceeds of these bonds were used to repay $3,000,000 of the General Partners' Loan, $1,500,000 to each general partner, and provide for improvements and capital equipment at the Miami facility.


(7)      ACCRUED LIABILITIES:

         Accrued liabilities consist of the following at December 31:

                                                      1997          1996
                                                  ----------      --------
         Accrued expenses                         $2,837,272      $168,987
         Payroll and employee benefits               748,051       130,301
         Commissions                                 141,251       168,891
         Customer deposits                            76,265        13,051
                                                  ----------      --------
                                                  $3,802,839      $481,230
                                                  ==========      ========

(8) LONG-TERM DEBT:


         Long-term debt consists of the following at December 31:

                                                                                        1997             1996
                                                                                    -----------       -----------
         Industrial development revenue bonds; interest determined weekly and payable weekly; bonds mature on April 2020, but are subject to
             redemption at the option of the Partnership from April  2000           $ 8,500,000       $ 8,500,000
         Notes payable due April 2000; interest at 2% per annum;
             interest payable monthly; interest and principal payable in equal monthly installments over 60-month period
             commencing April 1995                                                       99,418           138,649
         Other                                                                           99,267            68,210
                                                                                    -----------       -----------
                                                                                      8,698,685         8,706,859
         Less- current portion                                                          (69,557)          (64,529)
                                                                                    -----------       -----------
                                                                                    $ 8,629,128       $ 8,642,330
                                                                                    ===========       ===========

         In connection with the issuance of the industrial revenue bonds (see note 6), cash of $15,015 is held in escrow pending the Partnership's incurrence of certain qualified expenditures.

         Maturities of long-term debt for each of the next five years are as follows:


                           1998              $69,557
                           1999               64,093
                           2000               26,024
                           2001               19,506
                           2002               19,505
                           Thereafter      8,500,000
                                         -----------
                                         $ 8,698,685
                                         ===========


         The general partners are guarantors on the long-term debt. Substantially all of the assets are pledged as collateral under the various debt agreements. In addition, Engelhard is the guarantor on the short-term loan which amounts to $2,750,000 as of December 31, 1997. The short-term loan is payable on demand with the interest rate adjusted on a weekly basis. The interest rate at December 31, 1997 was 6.0625%. The interest on the long-term debt is adjusted weekly to current market rates. The fair value of the Partnership's debt was determined by reference to quotations available in markets where similar issues are traded. The estimated fair values of long-term debt at December 31, 1997 approximates the carrying amount. In connection with the Restructuring of the Partnership, Engelhard remained as guarantor of up to $2 million on the short-term debt that was transferred to Fresh Air Solutions and became sole guarantor on the $8.5 million industrial revenue bond which was transferred to Engelhard HexCore.

(9)      REVENUES:

         Revenues are comprised of the following:


                                                             1997           1996            1995
                                                        ------------    -------------    -----------

                  Equipment sales                       $  6,311,235    $  6,097,736     $ 2,558,250
                  Substrate processing                     5,823,538       4,302,233       5,801,666
                  Licensing fees                                   0               0         500,000
                  Maintenance and service                    104,239         104,640          84,363
                                                        ------------    ------------     -----------
                                                        $ 12,239,012    $ 10,504,609     $ 8,944,279
                                                        ============    ============     ===========


         The Partnership fabricates large cell honeycomb substrate materials at its Miami facility under a Manufacturing and Supply Agreement with Hexcel Corporation ("Hexcel"'). Hexcel provides the raw materials to be fabricated into large cell honeycomb substrate and retains title to the raw materials, work-in-process and finished goods. The Partnership receives processing fees for fabricating the raw materials into large cell honeycomb substrate. Processing fees are recognized in revenues in the period the fabricated substrate material is shipped. The Manufacturing and Supply Agreement is for a period of five years. The Partnership is in the fourth year of performing services under such Agreement. Export sales of equipment were approximately $1,283.000, $1,457,000, and $643,000 in 1997, 1996 and 1995, respectively.


(10)     PARTNERS' CAPITAL:

         During 1997, $6,775,000 was contributed by the Company and $5,175,000 by Engelhard. During 1996 and 1995, $7,000,000 and $3,000,000
         respectively was contributed by each of the general partners to the Partnership. In conjunction with the General Partners' Loan of $8,000,000 and issuance of $8,500,000 of industrial development revenue bonds (see note 6), $3,000,000 was repaid to each general partner and the remaining $5,000,000 outstanding balance on the loan was converted into a capital contribution, $2,500,000 for each general partner in 1995.


(11)     RELATED PARTY TRANSACTIONS:

         The Partnership provided approximately $78,000, $95,000, and $83,000 in various administrative office support services to ICC during the years ended December 31, 1997, 1996 and 1995, respectively. Engelhard provided approximately $298,000, $504,000, and $351,000 in various administrative office support services to the Partnership during the years ended December 31, 1997, 1996 and 1995, respectively. Engelhard provided approximately $8,000, $17,000, and $162,000 in research and development to the Partnership during the years ended December 31, 1997, 1996 and 1995, respectively. ICC provided approximately $78,000, $47,000 and $72,000 in various administrative office support services to the Partnership during the year ended December 31, 1997, 1996, and 1995, respectively. The Partnership incurred approximately $328,000 during the year ended December 31, 1995, respectively, of interest expense to the general partners in connection with the $8,000,000 General Partners' Loan (see note 6). In accordance with the Transfer Agreement entered into by the general partners, a distribution of approximately $140,000 was paid to ICC in 1995.


(12)     SUPPLEMENTAL CASH FLOW DISCLOSURES:

         Excluded from the Statement of Cash Flows for the year ended December 31, 1997 was the write-off of $1,386,999 of inventory and $38,319 of bad debts.

         Excluded from the Statement of Cash Flows for the year ended December 31, 1996 was the write-off of $449,200 of inventory and $40,214 of bad debts.

         Excluded from the Statement of Cash Flows for the year ended December 31, 1995 was the conversion of $5,000,000 of General Partners' Loans to Partners' Capital and the write-off of $14,283 of bad debts.

         Cash paid for interest amounted to approximately $504,000, $516,000 and $823,000 for the years ended December 31, 1997, 1996 and 1995, respectively.

(13)     401(K) PROFIT SHARING PLAN:

         The Partnership provides a benefit for all employees through a 401(k) Profit Sharing Plan ("the Plan"). Under the Plan, an employee may elect to contribute on a pre-tax basis to a retirement account up to 15% of the employee's compensation up to the maximum annual contributions permitted by the Internal Revenue Code. The Partnership matches 50% of each participant's contributions up to a maximum of 4% of the participant's compensation. Each employee is fully vested at all times with respect to his or her contributions. The Partnership's contribution and administration expense was approximately

         $104,380, $95,000 and $80,000 for the years ended December 31, 1997 and 1996, and 1995, respectively.


(14)     LEASE COMMITMENTS:

         The Partnership has operating lease commitments for its facilities, vehicles and certain equipment. In certain instances, these leases contain purchase and renewal options, both of which are at fair market value. The Partnership's offices are leased on a month-to-month basis.

         The future minimum lease payments for these leases at December 31, 1997 are as follows:


                1998                           $ 526,440
                1999                             523,843
                2000                             521,321
                2001                             513,918
                2002                             214,130

         Rent expense under these operating leases was $655,551, $469,580, and $224,634 for the years ended December 31, 1997, 1996 and 1995, respectively.

         In order to provide capacity and consolidate the Philadelphia office and manufacturing operations, the Partnership entered into a ten-year lease commitment which began April 1997, for approximately 140,000 square feet of office, manufacturing and assembly space. The lease can be terminated after the fifth year. The Partnership is responsible for paying its allocable portion of all real estate taxes, water and sewer rates, and common expenses. The obligations under the lease agreement are guaranteed by the general partners, ICC and Engelhard


(15)     RESTRUCTURING OF PARTNERSHIP:

         As indicated in Note 1, on February 27, 1998, ICC and Engelhard terminated the Partnership into two limited partnerships, Fresh Air Solutions, LP and Engelhard HexCore LP. The historical information related to Fresh Air Solutions and Engelhard HexCore have been designated as "Box Business" and "Wheel Business", respectively in the accompanying financial presentations. The following financial statements of Box business and Wheel business have been prepared from the historical financial statements of the Partnership and contain certain adjustments to carve out assets, liabilities, net assets, revenues, expenses and cash flows between the two businesses.

Balance Sheets
As of December 31, 1997


                             Box Business     Wheel Business    Partnership
                             ------------     --------------    -----------
Cash                         $   235,432       $    40,285      $   275,717
Receivables                    1,043,734         1,092,124        2,135,858
Inventory                      2,101,894           959,790        3,061,684
Other current assets              62,965            16,894           79,859
Property, plant and
equipment                      2,634,389         6,862,508        9,496,897
Cash held in escrow                 --              15,010           15,010
Other noncurrent assets          539,827         1,156,758        1,696,585
                             -----------       -----------      -----------

  Total assets               $ 6,618,241       $10,143,369      $16,761,610
                             ===========       ===========      ===========

Current liabilities            4,306,795           461,799        4,768,594
Short-term loan                2,750,000              --          2,750,000
Long-term loan                   198,685         8,500,000        8,698,685
Partners' capital
 (deficit)                      (637,239)        1,181,570          544,331
                             -----------       -----------      -----------
  Total liabilities
        and capital          $ 6,618,241       $10,143,369      $16,761,610
                             ===========       ===========      ===========


Statements of Operations
for the year ended
December 31, 1997
                                Box Business      Wheel Business      Eliminations       Partnership
                                ------------      --------------      ------------       -----------
Revenues                        $  6,415,474       $  6,926,538       $ (1,103,000)      $ 12,239,012
Cost of goods sold                11,661,030          6,902,752         (1,103,000)        17,460,782
                                ------------       ------------       ------------       ------------
Gross profit (loss)               (5,245,556)            23,786               --           (5,221,770)
                                ------------       ------------       ------------       ------------
Operating expenses:
  Marketing                        4,105,228                                                4,105,228
  Engineering                      2,074,295                                                2,074,295
  Research and development           901,523                                                  901,523
  General and
     administrative                3,799,838            140,975                             3,940,813
                                ------------       ------------                          ------------
Loss from operations             (16,126,440)          (117,189)                          (16,243,629)
                                ------------       ------------                          ------------
Interest expense                     136,283            344,449                               480,732
                                ------------       ------------       ------------       ------------
Net loss                        $(16,262,723)      $   (461,638)              --         $(16,724,361)
                                ============       ============       ============       ============


Condensed Statements of Cash Flows
for the year ended December 31, 1997

                                                           Box Business       Wheel Business     Partnership
                                                           ------------       --------------     -----------
Cash flows from operation activities:
   Net loss                                                $(16,262,723)      $   (461,638)      $(16,724,361)
   Adjustments to reconcile net loss
   to net cash (used in) provided by
   operating activities:
      Depreciation and amortization                             692,641            865,098          1,557,739
      Provision for doubtful accounts                           443,356               --              443,356
      Provisions for inventory obsolescence and
           valuation                                          1,278,040               --            1,278,040
      Write-off of equipment and other assets                   364,201             82,637            446,838
      Gain on sale of assets                                       --              (18,000)           (18,000)
      (Increase) decrease in current assets                     635,470            (93,454)           542,016
      Current liabilities increase (decrease)                 2,545,000            (10,384)         2,534,616
                                                           ------------       ------------       ------------
              Net cash (used in) provided by
                operating activities                        (10,304,015)           364,259         (9,939,756)
                                                           ------------       ------------       ------------

Cash flows from investing activities:
     Purchases of property, plant and equipment              (2,490,707)          (596,737)        (3,087,444)
     Purchases of intangibles                                  (103,203)           (39,168)          (142,371)
     Proceeds from sale of assets                                  --               18,000             18,000
                                                           ------------       ------------       ------------
     Cash held in escrow                                           --              292,466            292,466
                                                           ------------       ------------       ------------
Net cash used in investing activities                        (2,593,910)          (325,439)        (2,919,349)
                                                           ------------       ------------       ------------



Cash flows from financing activities:
     Proceeds from long-term debt                                40,458               --               40,458
     Repayments of long-term debt                               (48,633)              --              (48,633)
     Capital contributions by general partners               11,950,000               --           11,950,000
                                                           ------------       ------------       ------------
Net cash provided by financing activities                    11,941,825               --           11,941,825
                                                           ------------       ------------       ------------

Net increase (decrease) in cash and cash equivalents           (956,100)            38,820           (917,280)
Cash and cash equivalents, beginning of period                1,191,532              1,465          1,192,997
                                                           ------------       ------------       ------------
Cash and cash equivalents, end of period                   $    235,432       $     40,285       $    275,717
                                                           ============       ============       ============





Balance Sheets
As of December 31, 1996                  Box Business     Wheel Busisness   Partnership
                                         ------------     ---------------   -----------
Cash                                      $ 1,191,532       $     1,465      $ 1,192,997
Receivables                                 2,091,908           548,896        2,640,804
Inventory                                   3,435,349         1,135,603        4,570,952
Other current assets                          265,444            13,318          278,762
Property, plant and equipment                 917,593         7,072,532        7,990,125
Cash held in escrow                              --             307,476          307,476
Other noncurrent assets                       719,550         1,258,565        1,978,115
                                          -----------       -----------      -----------
Total assets                              $ 8,621,376        10,337,855       18,959,231
                                          ===========       ===========      ===========

Current liabilities                         1,989,033           194,647        2,183,680
Short-term loan                             2,750,000              --          2,750,000
Long-term loan                                206,859         8,500,000        8,706,859
Partners' capital                           3,675,484         1,643,208        5,318,692
                                          -----------       -----------      -----------
  Total liabilities
     and net assets                       $ 8,621,376       $10,337,855      $18,959,231
                                          ===========       ===========      ===========




Statements of Operations
for the year ended December 31, 1996

                                  Box Business     Wheel Business       Eliminations       Partnership
                                  ------------     --------------       ------------       -----------

Revenues                          $  6,202,609       $  6,032,000       $ (1,730,000)      $ 10,504,609
Cost of goods sold                   9,190,145          6,316,314         (1,730,000)        13,776,459
                                  ------------       ------------       ------------       ------------
Gross profit (loss)                 (2,987,536)          (284,314)              --           (3,271,850)
                                  ------------       ------------       ------------       ------------
Operating expenses:
  Marketing                          3,563,817               --                               3,563,817
  Engineering                        1,053,809               --                               1,053,809
  Research and development           1,055,758               --                               1,055,758
  General and administrative         3,068,859            138,601                             3,207,460
                                  ------------       ------------                          ------------
Loss from operations               (11,729,779)          (422,915)                          (12,152,694)
                                  ------------       ------------                          ------------
Interest expense                        98,872            338,098                               436,970
                                  ------------       ------------       ------------       ------------
Net loss                          $(11,828,651)      $   (761,013)              --         $(12,589,664)
                                  ============       ============       ============       ============



Condensed Statements of Cash Flows
For the year ended December 31, 1996



                                                          Box Business       Wheel Business     Partnership
                                                          ------------       --------------     -----------
Cash flows from operating activities:
   Net loss                                               $(11,828,651)      $   (761,013)      $(12,589,664)
   Adjustments to reconcile net loss to
     net cash (used in)
   Provided by
         Operating activities:
          Depreciation and amortization                        581,092            767,965          1,349,057
          Provision for doubtful accounts                       40,000               --               40,000
          Provisions for inventory
          obsolescence and valuation                           941,030               --              941,030
          Write-off of equipment                                23,471               --               23,471
          (Increase) decrease in current assets             (3,038,921)           185,892         (2,853,029)
          Increase (decrease) in current liabilities           641,348              5,903            647,251
                                                          ------------       ------------       ------------
            Net cash (used in) provided by
               operating activities                        (12,640,631)           198,747        (12,441,884)


Cash flows from investing activities:                         (211,189)          (717,455)          (928,644)
     Purchases of property, plant and equipment               (305,799)           (40,528)          (346,327)
     Purchases of intangibles                                      --             558,268            558,268
                                                          ------------       ------------       ------------
     Cash held in escrow                                      (516,988)          (199,715)          (716,703)
            Net cash used in investing activities

Cash flows from financing activities:
     Proceeds from long-term debt                               57,072               --               57,072
     Repayments of long-term debt                              (51,968)              --              (51,968)
     Capital contributions by general partners              14,000,000               --           14,000,000
                                                            ----------       ------------       ------------
           Net cash provided by financing activities        14,005,104               --           14,005,104


Net increase (decrease) in cash and cash equivalents           847,485               (968)           846,517

Cash and cash equivalents, beginning of period                 344,047              2,433            346,480
                                                          ------------       ------------       ------------
Cash and cash equivalents, end of period                  $  1,191,532       $      1,465       $  1,192,997
                                                          ============       ============       ============


Statements of Operation
for the year December 31, 1995

                                Box Business       Wheel Business        Elimination     Partnership
                                ------------       --------------        -----------     -----------

Revenues                        $  3,142,613       $  6,768,666           (967,000)      $  8,944,279
Cost of goods sold                 5,190,059          6,660,936           (967,000)        10,883,995
                                ------------       ------------          ---------       ------------
Gross profit (loss)               (2,047,446)           107,730               --           (1,939,716)
                                ------------       ------------          ---------       ------------
Operating expenses:
  Marketing                        3,412,008                                                3,412,008
  Engineering                        936,415                                                  936,415
  Research and development         1,133,780                                                1,133,780
   General and
    administrative                 2,305,888            134,834                             2,440,722
                                ------------       ------------                          ------------
Loss from operations              (9,835,537)           (27,104)                           (9,862,641)
Interest expense                     438,447            271,135                               709,582
                                ------------       ------------          ---------       ------------
Net loss                        $(10,273,984)      $   (298,239)                         $(10,572,223)
                                ============       ============          =========       ============



Statements of Cash Flows
for the year ended December 31, 1995

Cash flows from operating activities:                     Box Business      Wheel Business      Partnership
                                                          ------------      --------------      -----------
   Net loss                                               $(10,273,984)      $   (298,239)      $(10,572,223)
   Adjustments to reconcile net loss to net cash
     used in
         Operating activities:
          Depreciation and amortization                        401,851            699,047          1,100,898
          Provision for doubtful accounts                       31,104               --               31,104
          Provisions for inventory obsolescence and
            valuation                                          600,000               --              600,000
          (Increase) decrease in current assets               (758,389)        (2,295,303)        (3,053,692)
          Current liabilities increase (decrease)             (405,374)           194,036           (211,338)
                                                          ------------       ------------       ------------
                    Net cash used in operating
                      activities                           (10,404,792)        (1,700,459)       (12,105,251)

Cash flows from investing activities
     Purchases of property, plant and equipment               (572,097)          (685,367)        (1,257,464)
     Purchases of intangibles                                 (102,544)           (31,700)          (134,244)
     Cash held in escrow                                          --             (865,744)          (865,744)
                                                          ------------       ------------       ------------
                    Net cash used in investing
                    activities                                (674,641)        (1,582,811)        (2,257,452)
                                                          ------------       ------------       ------------
Cash flows from financing activities:
     Proceeds from long-term debt                               69,956               --               69,956
     Repayments of long-term debt                              (43,245)              --              (43,245)
     Proceeds from issuance of bonds                              --            8,500,000          8,500,000
     Transfer of bond proceeds between businesses            5,000,000         (5,000,000)               --
     Bond issuance costs                                                         (215,979)          (215,979)
     Capital contributions by general partners               6,000,000               --            6,000,000
     Proceeds from short-term debt                           2,750,000               --            2,750,000
     Repayment of notes payable to general  partner         (3,000,000)              --           (3,000,000)
                                                          ------------       ------------       ------------
                    Net cash provided by financing
                    activities                              10,776,711          3,284,021         14,060,732
                                                          ------------       ------------       ------------
Net increase (decrease) in cash and cash equivalents          (302,722)               751           (301,971)

Cash and cash equivalents, beginning of period                 646,769              1,682            648,451
                                                          ------------       ------------       ------------
Cash and cash equivalents, end of period                  $    344,047       $      2,433       $    346,480
                                                          ============       ============       ============